Exhibit 8.1

401 9TH STREET, NW | WASHINGTON, DC | 20004-2128

WWW.SHEARMAN.COM | T +1.202.508.8000 | F +1.202.508.8100

February 28, 2017

The Board of Directors

Viacom Inc.

1515 Broadway

New York, New York 10036

Viacom Inc.

$650,000,000 5.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057

$650,000,000 6.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057

Ladies and Gentlemen:

We have acted as counsel to Viacom Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $650,000,000 aggregate principal amount of the Company’s 5.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057 (the “NC5 Debentures”) and $650,000,000 aggregate principal amount of the Company’s 6.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2057 (the “NC10 Debentures”, and, together with the NC5 Debentures, the “Securities”). The Company’s offer to sell the Securities is described in a Prospectus dated October 28, 2015 (the “Prospectus”), and a Prospectus Supplement dated February 23, 2017 (the “Prospectus Supplement”). This opinion relates to the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the Prospectus Supplement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, or forms of, such documents, corporate records, officer’s certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Prospectus and the Prospectus Supplement. In addition, for purposes of this opinion, we have assumed that (i) the statement of facts contained in the Prospectus and the Prospectus Supplement and other materials examined by us is accurate and (ii) the offer to sell the Securities will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Prospectus and the Prospectus Supplement. If any of our assumptions described above are untrue for any reason, our opinion expressed below may be adversely affected and may not be relied upon.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SAUDI ARABIA*  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

On the basis of the foregoing and upon consideration of applicable law, and subject to the assumptions and limitations stated herein, we confirm that the discussion set forth in the Prospectus Supplement under the heading “U.S. Federal Income Tax Considerations,” subject to the limitations described therein, represents our opinion.

No opinion is expressed as to any matter not specifically addressed above, including any tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes. Our opinion is not binding on the Internal Revenue Service or the courts, and, thus, there is no assurance that the Internal Revenue Service will not assert a contrary position that will be sustained by a court. In addition, our opinion is based upon current U.S. federal income tax law and administrative practice and, if there are any subsequent changes in such law or practice (including on a retroactive basis) or in the facts and circumstances surrounding the offer to sell the Securities, the opinion expressed herein may become inapplicable. We undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3ASR (File No. 333-207648) filed by the Company to effect the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”) and to the use of our name under the heading “U.S. Federal Income Tax Considerations” in the Prospectus Supplement constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

MBS/EDH/NKT/MJD

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